Exhibit 10.3

June 10, 2015

Via Email

Solitario Exploration & Royalty Corp.

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

Attention: Mr. Chris Herald, CEO

Dear Chris:

Re: Mt. Hamilton LLC (“MHLLC”) - Operating Agreement - Consent and Waiver

Solitario Exploration & Royalty Corp. (“Solitario”) has requested that Ely Gold & Minerals Inc. (“Ely Gold”) and its wholly-owned subsidiary, DHI Minerals (U.S.) Ltd. (“DHI US”) provide Solitario with written consent (the “Consent”) of DHI US required by section 8.2(b)(i) of the Limited Liability Company Operating Agreement of Mt. Hamilton LLC (as amended, the “MHLLC Agreement”) (“MHLLC”) to permit Solitario to encumber its membership interest in MHLLC (the “Solitario Membership Interest”) as security (in any case, the “Solitario Security”) for one or more third party loans (in each case, the “Replacement Loan”) as needed by Solitario to satisfy any debt obligation (including the debt (the “RMB Debt”) to RMB Australia Holdings Limited (“RMB”) and accrued and unpaid interest to the date of advance of the Replacement Loan) at or before or after maturity of that debt obligation and for greater certainty, a Replacement Loan shall also include an extension of the RMB Debt. DHI US’ consent for the RMB Debt was granted through the execution of the MHLLC OA Side Agreement, dated August 10, 2012, between Solitario, Ely Gold, DHI US and RMB (the “RMB Side Agreement”). The Consent shall be in form and substance acceptable to the lenders of the Replacement Loan, provided that it shall be in accordance with the provisions of this Agreement.

Ely Gold hereby agrees to cause DHI US to provide the Consent to Solitario, and DHI US hereby agrees to provide the Consent to Solitario as requested for any Replacement Loan, on the Closing Date (hereinafter defined), on the following terms and conditions and subject to performance of the following covenants and agreements by Solitario:

1.	No assets of MHLLC shall be pledged as, or otherwise constitute, security for the Replacement Loan, or otherwise be encumbered in any manner whatsoever by any act or

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omission of Solitario, and for greater certainty, no security interest will be granted in any personal property or other assets of MHLLC, either before or after Closing.

2.	DHI US’ 20% membership interest in MHLLC shall not be pledged as, or otherwise constitute, security for the Replacement Loan, or otherwise be encumbered in any manner whatsoever by any act or omission of Solitario, either before or after Closing.
3.	The documentation (the “Replacement Loan Documents”) for the Replacement Loan shall include enforceable covenants, including all rights and covenants afforded DHI US in the RMB Side Agreement, (the “Lender Covenants”) on the part of the person (the “Lender”) making the Replacement Loan, in favour of and in form and substance acceptable to DHI US, acting reasonably, to the effect that:

(a) the Lender and any person claiming an interest in the Solitario Membership Interest by, under or through the Lender, upon exercise of any remedy of the Lender in respect of the Replacement Loan or otherwise, will upon acquiring any interest whatsoever in the Solitario Membership Interest, be bound by and comply strictly with the terms of the MHLLC Agreement; and without limiting the generality of the foregoing, if the Lender acquires the Solitario Membership Interest pursuant to realization on any Solitario Security, the Lender will thereafter have the rights and obligations of Solitario under the MHLLC Agreement as successor to Solitario and, accordingly, any subsequent Transfer (as that term is defined in the MHLLC Agreement) by the Lender of the Solitario Membership Interest will be subject to the rights of DHI US set out in section 8.4 of the MHLLC Agreement;

(b) no amendment to the terms of the Replacement Loan will be made and no action will be taken which has the effect of increasing the principal amount secured by any Solitario Security to an amount more than the amount required to pay any existing secured loan including the RMB Debt at the time of funding of the Replacement Loan; and

(c) nothing in this Agreement or the Replacement Loan Documents, and no act by or on behalf of DHI US or Ely Gold in connection with the preparation of this Agreement or the Replacement Loan Documents, will be construed as either:

(i) an approval by DHI US or Ely Gold of any provision of any Solitario Security or any other Replacement Loan Documents, other than as provided for herein; or

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(ii) a waiver of any right of DHI US or Ely Gold at law or in equity.

4.	On the Closing Date (as defined below in Section 5), Ely Gold and DHI US shall deliver the Consent, and as consideration for the Consent and for other valuable consideration, including the other covenants and agreements of Ely Gold and DHI US set forth herein, the receipt and sufficiency of such consideration being hereby acknowledged by Solitario, Solitario will sell, transfer and assign to Ely Gold a 100% legal and beneficial right, title and ownership interest in and to 15,732,274 common shares in the capital of Ely Gold (the “Shares”), free and clear of all liens, charges, encumbrances and third party claims whatsoever, and will deliver to Ely Gold:
(a)	certificates (each a “Certificate”) representing the Shares;
(b)	in respect of each Certificate, a stock power of attorney (each a “Stock Power”) in form acceptable to Ely Gold’s Registrar and Transfer Agent (the “Transfer Agent”) as required to permit the transfer of the Shares to Ely Gold and the registration of the Shares in the name of Ely Gold on Ely Gold’s Central Securities Register (or to permit the return of the Shares to Ely Gold’s treasury), in each case duly signed by a duly authorized signatory of Solitario (in each case the “Solitario Signatory”), whose signature is “medallion guaranteed” by a member of an acceptable Medallion Signature Guarantee Program (e.g. STAMP, SEMP, MSP) (an “Acceptable Guarantor”) which must affix a stamp bearing the actual words “Medallion Guaranteed” on such Stock Power;
(c)	a certified copy of resolutions (the “Certified Resolutions”) of the directors of Solitario in form acceptable to the Transfer Agent and signed by the Solitario Signatory, whose signature is “medallion guaranteed” by an Acceptable Guarantor, which must affix a stamp bearing the actual words “Medallion Guaranteed” on such certified copy, authorizing the Solitario Signatory to execute the Stock Power(s) on behalf of Solitario and to transfer title to the Shares to Ely Gold; and
(d)	a certified copy of one or more Replacement Loan Documents evidencing the Lender Covenants to the satisfaction of Ely Gold and DHI US, acting reasonably.
5.	The Closing Date will be the later of:
(a)	the third business day after Ely Gold receives written notice (an “Acceptance Notice”) from the TSX Venture Exchange accepting this letter agreement (this “Agreement”) or

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consenting to completion of the transactions contemplated by this Agreement (“Closing”), as the case may be; and

(b)	that day which is the earliest of:

(i) October 1, 2015; or

(ii) that day, if any, on which DHI US and Solitario sell all of their membership interests in Mt. Hamilton LLC.

6.	Closing will take place at the office of Ely Gold’s Solicitors, Suite 1300 – 1111 West Georgia Street, Vancouver, British Columbia, V6E 4M3 commencing at 10:00 a.m. (local Vancouver time) on the Closing Date unless the parties agree in writing to exchange documents by courier and email. Regardless of the procedure chosen for Closing, subject to the performance by the parties of their respective obligations hereunder, the effective time of Closing will be and be deemed for all purposes to be 12:01 a.m. (local time in New York, New York) on the Closing Date. For greater certainty, Solitario acknowledges and agrees that all of Ely Gold’s obligations hereunder, including without limitation its obligation to provide the Consent, are subject to receipt of an Acceptance Notice.

7. Solitario and Ely Gold covenant and agree that immediately following Closing:

(a)	The Solitario Membership Interest will constitute an 80% membership interest in MHLLC, subject to no lien, charge or encumbrance in favour of DHI US or Ely Gold.
(b)	The remaining 20% membership interest in MHLLC (the “Ely Gold Membership Interest”) will be legally and beneficially owned by DHI US subject to no lien, charge or encumbrance in favour of Solitario.
(c)	DHI US will and will be deemed for all purposes to have waived any and all obligations of Solitario under the MHLLC Agreement to separately fund any bonding or to buy down any royalty. For further clarification, any and all Continuing Payment Obligations (as that term is defined in the MHLLC Agreement) shall be deemed paid in full.
(d)	In the event that Closing occurs on the date of a sale by DHI US and Solitario of all of their membership interests in Mt. Hamilton LLC, as contemplated by paragraph 5(b)(ii) above, Ely Gold will cause DHI US to pay Solitario all funds loaned by Solitario to DHI US (plus accrued interest thereon) pursuant to Section 3.2(c)(v) of the MHLLC

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Agreement (the “Solitario Loans”) up to a maximum of $200,000, in full satisfaction of the Solitario Loans.

General

Capitalized words and phrases used herein and not defined herein shall have the meanings assigned to them in the MHLLC Agreement.

The sale, transfer and assignment of the Shares will be recorded by Ely Gold and Solitario at the deemed price of US $10.00 in the aggregate.

Except as amended hereby, after Closing the MHLLC Agreement will continue in full force and effect, unamended, unless terminated by separate written agreement.

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by fax or by e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(a) if to Ely Gold and/or DHI US:

c/o Ely Gold & Minerals Inc.
459 - 409 Granville Street
Vancouver, BC V6C 1T2

Attention: Trey Wasser, President & CEO
E-mail: trey@elygoldandminerals.com

(b) if to Solitario:

Solitario Exploration & Royalty Corp.
4251 Kipling Street, Suite 390
Wheat Ridge, Colorado 80033

Attention: Chris Herald, CEO
E-mail: cherald@aol.com

Time shall be of the essence of this Agreement.

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No amendment or waiver of any provision of this Agreement shall be binding on a party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by applicable Law, the parties shall not issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

This Agreement and the MHLLC Agreement (as amended hereby) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, among Solitario, DHI US and Ely Gold.

There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein or therein.

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein.

Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts, and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall together constitute one and the same original document. This Agreement may be executed and delivered by facsimile or other form of electronic transmission (such as email or .pdf) and such signature shall have the same legal effect as a manual signature.

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If the above terms and conditions accurately reflect your understanding of our discussions, please acknowledge and confirm your agreement with same by signing a copy of this Agreement in the space provided below and returning the same to the undersigned by email at your convenience.

Sincerely,

ELY GOLD & MINERALS INC. Per: /s/ Trey Wasser Trey Wasser, President & CEO	DHI MINERALS (U.S.) LTD. Per: /s/ Trey Wasser Trey Wasser, Secretary/Treasurer

Solitario Exploration & Royalty Corp. hereby confirms its agreement with foregoing terms and conditions as of the 10 day of June, 2015

SOLITARIO EXPLORATION & ROYALTY CORP.

Per:

/s/ Chris Herald

Chris Herald, CEO